Exhibit 99.1

Fred’s Pharmacy Comments on Extension to Merger Agreement

MEMPHIS, Tenn.--(BUSINESS WIRE)--January 30, 2017--Fred’s Inc. (“Fred’s Pharmacy” or the “Company”) (NASDAQ:FRED) today issued the following statement regarding the agreement between Walgreens Boots Alliance, Inc. (NASDAQ:WBA) and Rite Aid Corporation (NYSE:RAD) under which Walgreens and Rite Aid have entered into an amendment and extension of their previously announced definitive merger agreement:

Fred’s Pharmacy affirms that the asset purchase agreement it entered into on December 19, 2016 with Walgreens and Rite Aid remains in effect. As previously disclosed, to the extent the Federal Trade Commission (“FTC”) requests that additional stores be sold, and Walgreens agrees to sell such stores, Fred’s Pharmacy has agreed to buy those stores. The amendment and extension of the Walgreens-Rite Aid merger agreement reinforces the Company’s confidence that the transaction is in the mutual best interest of Fred’s Pharmacy and all of its shareholders. Fred’s Pharmacy continues to work with the FTC, Rite Aid and Walgreens to complete the transaction, and looks forward to realizing the considerable benefits the transaction will bring to customers, patients, payors, supplier partners, team members and shareholders.

About Fred's Pharmacy

Fred's Pharmacy and its subsidiaries operate 647 discount general merchandise stores and three specialty pharmacy-only locations in 15 states in the southeastern United States. Included in the store count are 18 franchised locations. Also, there are 371 full service pharmacy departments located within Fred's stores, including four franchised locations. For more information about the Company, visit Fred's website at www.fredsinc.com.

Forward Looking Statements

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as "outlook," "guidance," "may," "should," "could," "believe," "anticipate," "plan," "expect," "estimate," "forecast," "goal," "intend," "committed," "continue," or "will likely result" and similar expressions that concern the Company's strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to, those associated with the Company's announced strategic plan, the success of announced acquisition activities and future growth trends in businesses acquired; general economic trends; risks related to the possibility that the transactions may not close, including because one or more closing conditions to the transactions, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions, or may require conditions, limitations or restrictions in connection with such approvals; the risk that the businesses and acquired stores, as applicable, will not be integrated successfully; the risk of litigation and/or regulatory actions related to the proposed transaction; changes in consumer demand or purchase patterns; delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same; a disruption in the Company's data processing services; cyber-security threats; costs and delays in acquiring or developing new store sites; and the factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

CONTACT:
Fred’s Inc.
Rick Hans
Executive Vice President, Chief Financial Officer and Secretary
901-362-3733, Ext. 2232
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Steve Frankel / Dan Moore
212-355-4449